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                                                                  Exhibit 3.5(c)

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             ALLIANCE HAULERS, INC.

                                   ARTICLE I

                                     OFFICES

     1.01 Registered Office. The registered office shall be the address set forth in the corporation's Articles of Incorporation, as the same may be amended from time to time.

     1.02 Other Offices. The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS

     2.01 Place of Meetings. All meetings of shareholders for the election of directors or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

     2.02 Annual Meeting. An annual meeting of shareholders shall be held at such time and date as the Board of Directors may determine. At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

     2.03 Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of at least 33% of all the shares entitled to vote at the proposed special meeting. If not otherwise fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

     2.04 Notice of Annual or Special Meeting. Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, or by any other method permitted by applicable law, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the corporation, with postage thereon prepaid. Whenever any notice is required to be given to any shareholder under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the


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person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     2.05 Business at Special Meeting. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

     2.06 Quorum of Shareholders. Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum for any matter to be presented at that meeting. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting.

     2.07 Act of Shareholders' Meeting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Articles of Incorporation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of shareholders. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     2.08 Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law or the Articles of Incorporation. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote. No shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

     2.09 Proxies. At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An irrevocable proxy, if noted conspicuously on the certificate


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representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

     2.10 Voting List. The officer or agent having charge of the share transfer records for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.

     2.11 Action by Written Consent Without a Meeting. Any action required or permitted by law, the Articles of Incorporation, or these Bylaws to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voting. Consent does not have to be unanimous. Every written consent signed by the holders of less than all of the shares entitled to vote with respect to the action that is the subject of the consent must bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all of the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by this
Section 2.11, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the President or Chief Executive Officer of the corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction in writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 2.11. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.


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                                  ARTICLE III

                               BOARD OF DIRECTORS

     3.01 Powers. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation, or these Bylaws directed or required to be exercised and done by the shareholders.

     3.02 Number of Directors. The Board of Directors shall consist of 1 or more directors. The number of directors shall be determined by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

     3.03 Election and Term. The directors, other than the initial Board of Directors, shall be elected at each annual meeting of the shareholders, except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his death, resignation, or removal in accordance with these Bylaws. Directors need not be residents of the State of Texas or shareholders of the corporation.

     3.04 Vacancies. Any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     3.05 Resignation and Removal. Any director may resign at any time upon giving written notice to the corporation. At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     3.06 Compensation of Directors. As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service on any such committee.


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     3.07 Chairman of the Board. The Board of Directors, at its first meeting after each annual meeting of shareholders, may elect one of its members Chairman of the Board. Subject to the authority of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

     4.01 First Meeting. The first meeting of each newly elected Board of Directors shall be held without notice immediately following the shareholders' annual meeting at which such directors were elected, at the same place as such shareholders' meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the directors then elected.

     4.02 Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

     4.03 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of the meeting.

     4.04 Methods of Giving Notice. Whenever any notice is required to be given to any director under the provisions of any law, the Articles of Incorporation, or these Bylaws, it shall be given in writing and delivered personally or mailed, or delivered by any other method permitted under applicable law, to such director at such address as appears on the records of the corporation, and, if mailed, such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid.

     4.05 Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the director or directors entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     4.06 Attendance as Waiver. Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     4.07 Business at Regular or Special Meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.


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     4.08 Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business. If a quorum shall not be participating at any meeting of the Board of Directors, the directors participating thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be participating.

     4.09 Interested Directors. An otherwise valid contract or transaction between the corporation and 1 or more of its directors or officers, or between the corporation and any other corporation or other entity in which 1 or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

          (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

     4.10 Act of Directors' Meeting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law.

     4.11 Action by Written Consent Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.


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                                   ARTICLE V

                                   COMMITTEES

     The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members 1 or more committees, each of which shall be comprised of 1 or more of its members, and may designate 1 or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.

                                   ARTICLE VI

                     MEETING BY USE OF CONFERENCE TELEPHONE
                       OR SIMILAR COMMUNICATIONS EQUIPMENT

     The shareholders, members of the Board of Directors, or members of any committee designated by such Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VII

                                    OFFICERS

     7.01 Executive Officers. The officers of the corporation shall consist of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article. Each officer of the corporation shall be elected by the Board of Directors as provided in Section 7.02 of this Article. Any two or more offices may be held by the same person.

     7.02 Election and Qualification. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary. The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.


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     7.03 Compensation. The compensation of all officers and agents of the corporation shall be determined by or determined in a manner specified by the Board of Directors.

     7.04 Term, Removal, and Vacancies. Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation, or removal. Any officer may resign at any time upon giving written notice to the corporation, but such resignation shall be without prejudice to the contract rights, if any, of the corporation. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

     7.05 Chief Executive Officer. Unless the Board of Directors designates otherwise, the President shall be the chief executive officer of the corporation. The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

     7.06 President. Unless the Board of Directors shall otherwise delegate such duties, the President shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors. He shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     7.07 Vice Presidents. Unless otherwise determined by the Board of Directors, the Vice Presidents in order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in absence or disability of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     7.08 Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned to him by the Board of Directors.


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     7.09 Assistant Secretary. An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     7.10 Treasurer. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

     7.11 Assistant Treasurer. An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. An Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     7.12 Officer's Bond. If required by the Board of Directors, any officer so required shall give the corporation a bond (which shall be renewed as the Board of Directors may require) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of any and all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.01 Indemnification by the Corporation. The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act or other applicable law, as the same exists or may hereafter be amended.

     8.02 Expenses; Procedure. Such right shall be a contract right which shall survive the termination of any such person's service as a director or officer, shall not be adversely affected by any amendment of this article with respect to acts or omissions occurring or alleged to occur


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prior to any such amendment, and shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act or other applicable law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act or other applicable law, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

     8.03 Additional Indemnification. The corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

     8.04 Definition. As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

                                   ARTICLE IX

                             CERTIFICATES FOR SAARES

     9.01 Certificates Representing Shares. The corporation shall deliver certificates representing shares to which shareholders are entitled. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued, and shall be signed by the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. Each certificate representing shares issued by the corporation shall conspicuously set forth such provisions as are required by applicable law. Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value. No certificate shall be issued for


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any share until the full amount of the consideration therefor, fixed as provided by law, has been paid or delivered.

     9.02 Restriction on Transfer of Shares. Any restriction on the transfer, or registration of the transfer, of shares shall be noted conspicuously on each certificate representing shares that are subject to the restriction in accordance with applicable law.

     9.03 Voting and Shareholder Agreements. Any voting or shareholder agreement shall be noted conspicuously on each certificate representing the shares that are subject to the agreement in accordance with applicable law.

     9.04 Transfer of Shares. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     9.05 Lost, Stolen or Destroyed Certificates. The Board of Directors, or such officer or officers of the corporation as the Board of Directors may from time to time designate, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors, or such officer or officers, in its or his discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require or to give the corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct as indemnity against any claim that may be made against the corporation on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates.

     9.06 Closing of Transfer Books and Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the corporation (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) (a "Distribution") or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action taken by shareholders that is proposed to be taken without a meeting of shareholders), the Board of Directors may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a


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

meeting of shareholders, or shareholders entitled to receive a Distribution or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such Distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 9.06, such determination shall apply to any adjournment thereof, except when the determination has been made through the closing of the share transfer records and the stated period of closing has expired. Unless a record date shall have previously been fixed or determined pursuant to this Section 9.06, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section 2.11. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     9.07 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.01 Dividends. The Board of Directors from time to time may authorize and declare, and the corporation may pay, dividends or other distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation and these Bylaws.

     10.02 Reserves. The Board of Directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

     10.03 Negotiable Instruments. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.


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

     10.04 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     10.05 Seal. The corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     10.06 Books and Records. The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and each committee of the Board of Directors. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

                                   ARTICLE XI

                                   AMENDMENTS

     These Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board, unless the Articles of Incorporation or applicable law reserves the power exclusively to the shareholders in whole or part or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal that by law.


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